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               [BENNETT BLOCK ACCOUNTANCY CORPORATION LETTERHEAD]



September 23, 1997


SECURITIES AND EXCHANGE COMMISSION
450 Fifth Street, N.W.
Stop 1-4
Washington, D.C. 20549-1004

Re:     Life Resources Incorporated
        File No: 0-7655

Gentlemen:

I have been retained by Life Resources Incorporated as independent Certified Public Accountant to audit the financial statements for the year ended June 30, 1997. I have endeavored, with the full cooperation of the Registrant, to obtain the necessary information to meet the filing deadline requirements for Form 10-KSB both as to form and timeliness.

As the Registrant is still in the process of compiling its financial statements and coordinating its audit with my firm, I am unable to complete the financial report and have it filed as part of form 10-KSB by September 28, 1997, the required filing date for Form 10-KSB.

                                Sincerely yours,



                                /s/ Bennett M. Block
                                ---------------------------------
                                Bennett M. Block, CPA